Board of Directors and Shareowners
California News Tech

We consent to the inclusion of a copy of California News Tech financial statements for the years ended December 31, 2002 and 2001, including our firm’s audit report thereon dated July 10, 2003, with the Second Amended Form SB-2, Registration Statement Under the Securities Act of 1933, that will be filed with the U.S. Securities and Exchange Commission.

                    /s/ Jewell & Langsdale

Jewell & Langsdale
Walnut Creek, California
September 22, 2003